                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                        EDUCATION MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                        EDUCATION MANAGEMENT CORPORATION
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222

October 7, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, November 14, 2002, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania.

     Regardless of whether you plan to attend, we urge you to participate in the business of the Annual Meeting by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

     For the first time, instead of returning a proxy card, you may choose to vote your EDMC shares by using the Internet or telephone voting options explained on your proxy card. Also a first this year, you can consent to access future annual reports, proxy statements and other proxy soliciting material by means of the Internet, rather than receiving paper copies. Details are provided on your proxy card.

     The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the roles and responsibilities of the Board of Directors and the committees of the Board and provides important information about each nominee for election as a director.

                                        Sincerely,

                                        /s/ ROBERT B. KNUTSON

                                        Robert B. Knutson
                                        Chairman and Chief Executive Officer

                        EDUCATION MANAGEMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 14, 2002

     The 2002 Annual Meeting of Shareholders of Education Management Corporation will be held on Thursday, November 14, 2002, commencing at 10:00 a.m., local time, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania for the following purposes:

        1. To elect three Class III Directors to serve until the Annual Meeting of Shareholders to be held in the year 2005.

        2. To ratify the selection of Ernst & Young LLP as independent public accountants for the current fiscal year.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders of record at the close of business on September 17, 2002 will be entitled to vote at the meeting.

     It is important that your shares be represented at the meeting. Whether or not you expect to be present, please fill in, date and sign the enclosed proxy and return it in the accompanying addressed, postage-prepaid envelope. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

                                        By order of the Board of Directors,

                                        /s/ FREDERICK W. STEINBERG
                                        Frederick W. Steinberg
                                        Senior Vice President, General Counsel
                                        and Secretary
October 7, 2002

                        EDUCATION MANAGEMENT CORPORATION
                                210 SIXTH AVENUE
                              PITTSBURGH, PA 15222

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 14, 2002

     This Proxy Statement and the accompanying proxy are being furnished to shareholders on or about October 7, 2002 in connection with the solicitation by the Board of Directors (the "Board") of Education Management Corporation (the "Company") of proxies for voting at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, November 14, 2002 at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, and at any adjournments of that meeting (the "Annual Meeting"). Each proxy will be voted in accordance with the shareholder's instructions set forth therein, although, to the extent no choice is specified, a proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") WILL BE FURNISHED, WITHOUT EXHIBITS, AT NO CHARGE TO A SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT, EDUCATION MANAGEMENT CORPORATION, 210 SIXTH AVENUE, PITTSBURGH, PA 15222. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE. COPIES MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC'S HOME PAGE ON THE INTERNET AT WWW.SEC.GOV. NEITHER THE ANNUAL REPORT ON FORM 10-K NOR THE 2002 ANNUAL REPORT TO SHAREHOLDERS IS PART OF THE PROXY SOLICITATION MATERIALS.

     At the close of business on September 17, 2002, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were outstanding and entitled to be voted an aggregate of 35,182,296 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Shareholders are entitled to one vote per share; shareholders do not have cumulative voting rights. The presence in person or by proxy of shareholders holding a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or by proxy (including shares that are present but are not voted with respect to any of the proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

     The election of directors and the ratification of the appointment of the independent public accountants require the affirmative vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. Shares whose holders abstain from voting with respect to a specific proposal and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as having been voted with respect to such proposal. Accordingly, neither broker non-votes nor abstentions will have any effect on whether either of the three proposals is approved, since each proposal merely requires the affirmative vote of the holders of a majority of the shares voting on that proposal.

     The Board knows of no matters other than those set forth below that are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by such proxy in accordance with their judgment on such matters. Under the applicable rules of the SEC, those persons would have that discretionary authority with respect to any proposal brought before the Annual Meeting if the Company did not have notice of the proposal by September 9, 2002.

     All expenses of the solicitation of proxies will be borne by the Company. Present and former directors and officers and other employees of the Company may also solicit proxies by telephone, facsimile, telegram or mail, or by meeting with shareholders or their representatives. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners.

PROPOSAL ONE: ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine directors divided into three classes. The Board is comprised of three Class I Directors, three Class II Directors and three Class III Directors, with all directors holding office for staggered terms. Each director will serve (subject to his or her earlier death, resignation or removal) until the Annual Meeting of Shareholders held in the year in which his or her term is scheduled to expire or thereafter until such director's successor is elected and qualified.

     At the Annual Meeting, three directors are to be elected to hold office for three-year terms scheduled to expire at the Annual Meeting of Shareholders to be held in the year 2005 (the "2005 Annual Meeting of Shareholders"). Unless there is a contrary indication, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election to the Board of Robert B. Knutson, John R. McKernan, Jr. and James S. Pasman, Jr., the current Class III Directors whose terms expire this year.

     Each of the nominees has consented to serve as a director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

     A brief summary of each director's principal occupation and business affiliations and certain other information follows.

NOMINEES AS DIRECTORS FOR TERMS EXPIRING AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS

     Robert B. Knutson, age 68, has been the Chairman and Chief Executive Officer of the Company since 1986 and a director of the Company since 1969. He is a graduate of the University of Michigan (B.A. Economics, 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined the Company as a director in 1969 and became its President in 1971 and the Chairman, President and Chief Executive Officer in 1986. Mr. Knutson is the husband of Miryam L. Knutson.

     John R. McKernan, Jr., age 54, was appointed Vice Chairman of the Company and a member of the Board of Directors of the Company in June 1999. Mr. McKernan served as Governor of the State of Maine from 1987 to 1995. Since 1995, he has been the Chief Executive Officer of McKernan Enterprises, Inc., a consulting and investment firm. He is a graduate of Dartmouth College (B.A. Government, 1970) and the University of Maine Law School (J.D., 1974).

     James S. Pasman, Jr., age 71, has been a director of the Company since 1997. He is a graduate of Upsala College (B.B.A., 1956) and the Stern School of Business at New York University (M.B.A., 1962). From 1989 to 1991, he was the president and chief operating officer of National Intergroup, Inc. and chairman of the board of Permian Oil Corp. Since then, Mr. Pasman has been retired. Mr. Pasman serves on the boards of directors of Credit Suisse Asset Management open-end mutual funds, Credit Suisse Asset Management Income Fund, Inc., Credit Suisse Asset Management High Yield Fund and Tyco International, Ltd.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2003

     Robert H. Atwell, age 71, has been a director of the Company since 1996. He is a graduate of the College of Wooster (B.A. Political Science, 1953) and of the University of Wisconsin (M.A. Public Administration, 1957). From 1984 until 1996, Mr. Atwell was the president of the American Council on Education. He is also the former president of Pitzer College and the former vice chancellor of the University of Wisconsin-Madison. Since 1996, he has been a senior consultant with A.T. Kearney, Inc., a global consulting firm. Mr. Atwell is a director of Collegis, Inc., Argosy University and EdVerify, Inc. and is a trustee of Eckerd College.

     William M. Campbell, III, age 42, has been a director of the Company since 1996. He is a graduate of Harvard College (B.A. Economics, 1982) and Harvard University Graduate School of Business Administration (M.B.A., 1987). From 1994 to 1998, he was the executive vice president of CBS Television. From 1998 to May 2002, he was the president of Miramax Television. Since May 2002, Mr. Campbell has been President of Discovery Networks, U.S., the television division of Discovery Communications Inc.

     Albert Greenstone, age 75, is the president emeritus of The National Center for Professional Development, a former unit of the Company, and has been a director of the Company since 1973. He attended the University of Virginia (1946 to 1948) and graduated from the University of Georgia Law School (J.D., 1950). Mr. Greenstone joined the Company in 1972 as president and chief executive officer of The National Center for Paralegal Training and became the president emeritus of The National Center for Professional Development in 1994.

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2004

     James J. Burke, Jr., age 50, has been a director of the Company since 1986. He is a graduate of Brown University (B.A. Psychology, 1973) and Harvard University Graduate School of Business Administration (M.B.A., 1979). He is a partner and director of Stonington Partners, Inc., a private investment firm, a position that he has held since 1993, and has been a partner and director of Stonington Partners, Inc. II since 1994. Mr. Burke also served as a consultant to Merrill Lynch Capital Partners, Inc., a private investment firm associated with Merrill Lynch & Co., Inc., from 1994 through 2000. Mr. Burke was formerly a director of Pathmark Stores, Inc., and its parent, SMG Holdings Corporation, which was reorganized under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in 2000 and was also formerly Chairman of Eerie World Entertainment, L.L.C., a restaurant company that was reorganized under Chapter 11 of the Bankruptcy Code in 2001. Mr. Burke serves on the board of directors of AnnTaylor Stores Corporation.

     Robert P. Gioella, age 54, has been the President and Chief Operating Officer of the Company since March 1999 and was appointed a member of the Board of Directors of the Company in June 1999. From 1998 to March 1999, he was the Executive Vice President -- Operations of the Company, and from 1997 to 1998, he was the Vice President -- Operations of the Company. From 1993 to 1997, Mr. Gioella was president of The Art Institute of Philadelphia. He is a graduate of the University of Steubenville (B.A. Political Science, 1970) and Duquesne University (M.A. Political Science, 1976).

     Miryam L. Knutson, age 57, has been a director of the Company since 1990. She is a graduate of the Universidad del Zulia, Venezuela (B.A. Journalism, 1965). Ms. Knutson joined the Company in 1984 and held a variety of management positions. From 1989 to 1996, she was the Company's President and Chief Operating Officer. From 1996 to 1998, she was the Vice Chairman of the Company. From November 1998 to January 2000, she worked as a part-time consultant-employee for the Company, and from January 1999 to February 2002, she acted as a consultant on education companies for Stonington Partners, Inc. and Arena Capital Partners, L.L.C., private investment firms. Ms. Knutson is the wife of Robert B. Knutson.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee selects and engages the Company's independent public accountants and determines the fees to be paid to such accountants, and reviews and makes recommendations to the Board with respect to the adequacy of the audit and accounting procedures of the Company. The Committee confers with the independent accountants on numerous matters, including but not limited to discussions of the Company's annual report on Form 10-K and the quarterly reports on Form 10-Q prior to their filing. The committee has adopted a formal written audit committee charter, which is attached to this Proxy Statement as Appendix A. The Committee held three meetings during fiscal 2002. The members of the Audit Committee during fiscal 2002 were Messrs. Pasman (Chair), Burke and Greenstone.

     The Compensation Committee recommends to the Board the management remuneration policies of the Company, including but not limited to increases in salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation and deferred compensation, and directors' compensation and benefits. The Compensation Committee also administers the Company's stock-based compensation plans, except that the full Board administers those stock-based compensation plans with respect to their applicability to directors of the Company. The Compensation Committee held three meetings during fiscal 2002. The members of the Compensation Committee during fiscal 2002 were Messrs. Burke (Chair), Campbell, Greenstone and Pasman.

     The Nominating Committee proposes to the full Board nominees for election to the Board and its standing committees. The Nominating Committee held one meeting during fiscal 2002. The members of the Nominating Committee during fiscal 2002 were Mr. Knutson (Chair), Mr. Atwell and Ms. Knutson. In considering persons to nominate for election as directors, the Nominating Committee will consider recommendations from shareholders that are submitted in accordance with the following procedures. Any such recommendation must be received by the Secretary of the Company on behalf of the Nominating Committee not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the shareholder must deliver such recommendation no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made. The letter setting forth a shareholder's recommendation for nomination must include the name and address of that shareholder, a description of any arrangement or understanding between that shareholder and each person being recommended as a nominee with respect to the Company or such recommendation, and such other information regarding each person being recommended as a nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC concerning such person as a nominee. In addition, any such letter must be accompanied by a consent from each person being recommended to serve as a director if elected. No such nominations were received.

     During fiscal 2002, there were four regular meetings and four special meetings of the Board. Each of the directors named above attended 75% or more of the aggregate number of meetings of the Board of Directors of the Company and the committees on which he or she served during fiscal 2002.

SECURITY OWNERSHIP

     The following table sets forth, as of September 17, 2002, the number of shares of Common Stock beneficially owned by (i) any person (including any group) known by management to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as a director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                             PERCENTAGE OF
                                                                              OUTSTANDING
                                                               NUMBER OF        SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       SHARES OWNED       OWNED
---------------------------------------                       ------------       -----
Education Management Corporation Employee Stock Ownership
  Trust(2)..................................................    4,086,107        11.6%
Baron Capital Group, Inc.(3)................................    2,936,100         8.3%
Capital Research and Management Company(4)..................    2,170,400         6.2%
Robert B. Knutson(5)(6).....................................    2,412,214         6.9%
Miryam L. Knutson(5)(7).....................................       47,000           *
Robert H. Atwell(8).........................................        8,474           *
James J. Burke, Jr.(9)......................................      172,942           *
William M. Campbell, III(10)................................       39,500           *
Robert P. Gioella(11).......................................      127,022           *
Albert Greenstone(12).......................................       11,588           *
Robert T. McDowell(13)......................................      269,802           *
John R. McKernan, Jr.(14)...................................       67,183           *
James S. Pasman, Jr.(15)....................................       41,500           *
David J. Pauldine(16).......................................      120,383           *
All executive officers and directors as a group (12
  persons)(17)..............................................    3,317,608         9.4%

---------------

 * Less than 1%

 (1) The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

 (2) These shares are held by the trustee, Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, for the benefit of participants in the Education Management Corporation Employee Stock Ownership Trust (the "ESOP"). The ESOP is administered by the Company's Retirement Committee. ESOP participants are entitled to direct the voting of the shares of Common Stock allocated to their respective accounts. Allocated shares of Common Stock for which voting instructions are not given and unallocated shares held by the ESOP are voted by the trustee in the manner determined by the Retirement Committee.

 (3) The address of Baron Capital Group, Inc. and its affiliates, BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund, and Ronald Baron, is 767 Fifth Avenue, New York, New York 10153. These persons share both voting and dispositive power over some or all of the shares set forth opposite the name "Baron Capital Group, Inc." in the table. The information provided for Baron Capital Group, Inc. is based on information provided in a filing with the SEC.

 (4) The address of Capital Research and Management Company is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. The information provided for Capital Research and Management Company is based on information provided in a filing with the SEC.

 (5) Mr. Knutson and Ms. Knutson, who are husband and wife, disclaim beneficial ownership of each other's shares.

 (6) Includes 109,030 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 21,368 shares allocated to Mr. Knutson under the ESOP.

 (7) Includes 10,000 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (8) Includes 7,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (9) Includes 37,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 1,000 shares held by Mr. Burke's spouse, and 6,000 shares held by trusts of which Mr. Burke is a trustee.

(10) Includes 37,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(11) Includes 114,342 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 10,358 shares allocated to Mr. Gioella under the ESOP.

(12) Includes 7,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(13) Includes 101,422 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 29,892 shares allocated to Mr. McDowell under the ESOP.

(14) Includes 56,250 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(15) Includes 37,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(16) Includes 98,619 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 19,063 shares allocated to Mr. Pauldine under the ESOP.

(17) Includes 617,163 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 80,681 shares allocated to the accounts of officers under the ESOP.

PROPOSAL TWO: RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE
              BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS
              INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent public accountants of the Company for fiscal 2003. Although ratification of this reappointment is not legally required, the Board believes it is appropriate for the shareholders to ratify such action. In the event that the shareholders do not ratify the selection of Ernst & Young LLP as the Company's independent public accountants, the Audit Committee will reconsider such appointment. A representative of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Audit Committee reserves the right to replace the Company's independent public accountants at any time.

     On May 9, 2002, the Board of Directors of the Company and its Audit Committee engaged Ernst & Young LLP, replacing Arthur Andersen LLP, to serve as the Company's independent public accountants for the fiscal year ending June 30, 2002. This determination followed the Company's decision to seek proposals from independent accountants to audit its financial statements, and was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

     The reports of Arthur Andersen LLP on the Company's consolidated financial statements for each of the fiscal years ended June 30, 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended June 30, 2001 and 2000 and through May 9, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Arthur Andersen LLP with a copy of the foregoing statements, and Arthur Andersen LLP has stated its agreement with these statements.

     During the fiscal years ended June 30, 2001 and 2000 and through the date of the Board's decision, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the

Company's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     During the period from May 9 through June 30, 2002, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such year. During the same periods, there were also no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is information concerning the Company's executive officers. Additional information with respect to Messrs. Knutson, Gioella and McKernan is set forth above on pages 2-3.

NAME                                            AGE                      POSITION
----                                            ---                      --------
Robert B. Knutson............................   68    Chairman and Chief Executive Officer and
                                                      Director
Robert P. Gioella............................   54    President and Chief Operating Officer and
                                                      Director
Michael C. Markovitz.........................   52    Chairman, Argosy Education Group, Inc. and
                                                      Argosy University
John R. McKernan, Jr.........................   54    Vice Chairman and Director
Robert T. McDowell...........................   48    Executive Vice President and Chief Financial
                                                      Officer
David J. Pauldine............................   45    President, The Art Institutes

     Michael C. Markovitz is Chairman of Argosy Education Group, Inc. ("AEG"), a wholly-owned subsidiary of the Company. He has served in this capacity since his founding of AEG in 1976. When the Company acquired AEG in December 2001, he became Chairman of Argosy University, which is operated by AEG. He is a graduate of the City College of the City University of New York (B.S. Psychology, 1971) and The University of Chicago (M.A. Psychology, 1973; Ph.D. Psychology, 1975).

     Robert T. McDowell is Executive Vice President and Chief Financial Officer of the Company. From 1994 to September 1999, he was Senior Vice President and Chief Financial Officer of the Company. He is a graduate of the University of Pittsburgh (M.B.A., 1978; B.A. Economics, 1977). Mr. McDowell joined the Company in 1988.

     David J. Pauldine is President of The Art Institutes, the Company's main operating unit. He is a graduate of The University of Dayton (B.A. Marketing, 1979) and Antioch University (M.A. Leadership, 1997). From 1990 to 1993 Mr. Pauldine was the president of The Art Institute of Seattle, from 1994 to 1998 he was the president of The Art Institute of Fort Lauderdale, from 1998 to March 1999 he was Senior Vice President, Marketing of the Company, and from March 1999 to November 2000 he was Executive Vice President of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC.

     Based on a review of the forms it has received, the Company believes that during the fiscal year ended June 30, 2002 all Section 16(a) filing requirements were complied with by such persons.

CERTAIN TRANSACTIONS

     Mr. Knutson is a limited partner, with no managerial authority, in Ocean World Associates Ltd. The Art Institute of Fort Lauderdale leases one of its buildings from Ocean World Associates Ltd. for approximately $1.8 million annually.

     Mr. Knutson and Mr. Greenstone are limited partners, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from The Art Institute of Philadelphia Limited Partnership for approximately $700,000 annually.

     On December 4, 2001, the Company completed a public offering of the Common Stock, in which shares were sold by the Company and by certain directors and executive officers. Some of these directors and executive officers sold shares in the offering that were acquired upon the exercise of stock options. In order for them to deliver fully-paid shares into the custody of the Company's transfer agent prior to the closing of the offering, the Company advanced the exercise price of the options to them in exchange for promissory notes with an interest rate of 5% in an amount representing the exercise price of the options. These notes were repaid in full with interest on December 4, 2001. The amounts were as follows: Mr. Atwell, $31,474.44, Mr. Gioella, $290,707.04, Mr. Greenstone, $70,890.37, Mr. McKernan, $225,223.18, and Mr. Pauldine, $183,175.66.

     Prior to the Company's acquisition of AEG, two of AEG's subsidiaries were sold to Dr. Michael C. Markovitz, AEG's Chairman, currently an executive officer of EDMC. The sales agreements for the disposition of these subsidiaries required AEG to fund the obligations of these entities as of the respective closing dates and for specified transition periods, with certain amounts to be reimbursed by the buyer. In connection with these transactions, EDMC's consolidated balance sheets included a receivable of approximately $324,000 as of June 30, 2002, due from Dr. Markovitz. This balance was subsequently collected in full. Any additional amounts determined to have been paid on behalf of these entities will be settled by the first anniversary of the respective dispositions.

COMPENSATION OF EXECUTIVE OFFICERS

     The Summary Compensation Table shows, for the fiscal years 2000 through 2002, the compensation paid or awarded to Mr. Knutson, the Company's Chairman and Chief Executive Officer, and the Company's next four most highly compensated executive officers during fiscal 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                               ANNUAL COMPENSATION             ------------
                                      --------------------------------------    SECURITIES
                                                              OTHER ANNUAL      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)(1)
---------------------------    ----   ---------   --------   ---------------   ------------   ------------------
Robert B. Knutson............  2002    469,113    644,000          --             70,000             8,788
  Chairman and                 2001    415,161    525,000          --                  0            61,515
  Chief Executive Officer      2000    364,583    450,000          --             75,000            61,556

Robert P. Gioella............  2002    297,421    313,000          --             45,000             6,089
  President and                2001    270,177    250,000          --                  0            23,509
  Chief Operating Officer      2000    244,792    232,000          --             65,000            25,903

John R. McKernan, Jr.........  2002    248,567    263,000          --             45,000             5,414
  Vice Chairman                2001    226,783    225,000          --                  0               411
                               2000    207,500    182,000          --             56,000               288

David J. Pauldine............  2002    228,242    186,000          --             35,000             5,571
  President, The Art
    Institutes                 2001    206,167    175,000          --                  0            29,740
                               2000    197,917    162,000          --             52,000            26,238

Robert T. McDowell...........  2002    224,936    183,000          --             35,000             8,343
  Executive Vice President
    and                        2001    212,183    170,000          --                  0            32,764
  Chief Financial Officer      2000    195,833    156,000          --             52,000            36,213

---------------
(1) Such amounts represent, to the extent applicable, the Company's contributions to the ESOP, contributions to the Company's profit-sharing retirement plan and deferred compensation plan and the dollar value of life insurance premiums paid by the Company with respect to term life insurance for the benefit of certain executive officers of the Company. For fiscal 2002, the amounts paid are as follows:

                                                                      DEFERRED     GROUP LIFE
                                                       RETIREMENT   COMPENSATION   INSURANCE
                                                ESOP      PLAN          PLAN        PREMIUMS
                                                ----   ----------   ------------   ----------
Robert B. Knutson.............................   $0      $8,306          $0           $482
Robert P. Gioella.............................    0       5,607           0            482
John R. McKernan, Jr..........................    0       4,932           0            482
Robert T. McDowell............................    0       7,861           0            482
David J. Pauldine.............................    0       5,089           0            482

                       OPTION GRANTS IN FISCAL YEAR 2002

                                                                                              POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
                              -----------------------------                                      ANNUAL RATES OF
                                 NUMBER         % OF TOTAL                                         STOCK PRICE
                              OF SECURITIES      OPTIONS                                        APPRECIATION FOR
                               UNDERLYING       GRANTED TO                                         OPTION TERM
                                 OPTIONS       EMPLOYEES IN    EXERCISE     EXPIRATION      -------------------------
NAME                           GRANTED(#)      FISCAL YEAR     PRICE(S)        DATE             5%            10%
----                          -------------    ------------    --------    -------------    ----------     ----------
Robert B. Knutson...........      70,000            4.6%        $24.40and        9/20/11    $1,064,153     $2,712,113
                                                                $26.84(1)    and 9/20/06
Robert P. Gioella...........      45,000            3.0%        $24.40           9/20/11       690,526      1,749,929
John R. McKernan, Jr........      45,000            3.0%        $24.40           9/20/11       690,526      1,749,929
Robert T. McDowell..........      35,000            2.3%        $24.40           9/20/11       537,076      1,361,056
David J. Pauldine...........      35,000            2.3%        $24.40           9/20/11       537,076      1,361,056

---------------
(1) The exercise price for 65,092 shares of Common Stock subject to these options is $24.40, with an expiration date of September 20, 2011, and for the remaining 4,098 the exercise price is $26.84 and the expiration date is September 20, 2006.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                        AND JUNE 30, 2002 OPTION VALUES

                                                      NUMBER OF                                NUMBER OF
                                                      SECURITIES           VALUE OF            SECURITIES           VALUE OF
                                                      UNDERLYING         UNEXERCISED,          UNDERLYING         UNEXERCISED,
                                                    UNEXERCISED &         EXERCISABLE        UNEXERCISED &        UNEXERCISABLE
                         SHARES                      EXERCISABLE         IN-THE-MONEY        UNEXERCISABLE        IN-THE-MONEY
                       ACQUIRED ON      VALUE         OPTIONS AT          OPTIONS AT           OPTIONS AT          OPTIONS AT
NAME                   EXERCISE(#)   REALIZED($)   JUNE 30, 2002(#)   JUNE 30, 2002($)(1)   JUNE 30, 2002(#)   JUNE 30, 2002($)(1)
----                   -----------   -----------   ----------------   -------------------   ----------------   -------------------
Robert B. Knutson....        --              --         59,530            $1,641,329            139,500            $3,114,275
Robert P. Gioella....    38,408      $  895,147         83,092            $2,271,600             97,500            $2,269,738
John R. McKernan,
  Jr.................    58,000      $1,283,373         45,000            $1,000,350             53,000            $1,433,690
Robert T. McDowell...        --              --         82,672            $2,475,183             71,000            $1,644,705
David J. Pauldine....    62,131      $1,603,869         78,369            $2,333,301             37,500            $1,111,844

---------------
(1) Based on the closing price of the Common Stock on Friday, June 28, 2002 of $40.73 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     The Company's Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee during fiscal 2002 consisted of Messrs. Burke, Campbell, Greenstone and Pasman, none of whom is employed by the Company. Mr. Greenstone was the president and chief executive officer of The National Center for Paralegal Training, a unit of the Company, from 1972 to 1994. In addition, Mr. Greenstone is a limited partner, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from this partnership for approximately $700,000 annually.

EMPLOYMENT AGREEMENTS

     The Company and Mr. Knutson are parties to an employment agreement dated as of September 8, 1999 (the "Employment Agreement"). The Employment Agreement's initial three-year term ended in September 2002, and it is subject to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party at least 180 days prior to any renewal date. Under the terms of the Employment Agreement, Mr. Knutson will serve as Chairman and Chief Executive Officer of the Company and is to receive a base salary at an annual rate of $375,000, subject to annual cost of living increases and discretionary increases by the Board, plus incentive compensation and other employee benefits under the various benefit plans and programs maintained by the Company.

     The Employment Agreement will terminate prior to its then-scheduled expiration date in the event of the death or disability of Mr. Knutson. In addition, the Company may terminate the Employment Agreement with or without cause (as defined therein) and Mr. Knutson may resign upon 30 days' advance written notice to the Company. If Mr. Knutson is discharged from his employment by the Company without cause or if he resigns with good reason (as defined therein) (each referred to as an "eligible termination"), and the termination is not in anticipation of or two years following a change in control of the Company (as defined), he will continue to receive payment of his base salary and average incentive compensation for a period of one year following the date of termination. During this one-year period, Mr. Knutson will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, the Company will provide outplacement services to Mr. Knutson (or, at Mr. Knutson's election, payment of the value of such services) and all of Mr. Knutson's stock options will become vested and exercisable immediately upon the termination. If an eligible termination occurs in anticipation of or within a two-year period following a change in control of the Company, he will instead receive an amount equal to two times his annual base salary and average incentive compensation, which will be payable in a lump sum within 30 days of the date of termination, as well as certain other fringe benefits for a period of two years following the date of termination and immediate vesting and accelerated distribution of certain supplemental retirement benefits.

     The Employment Agreement contains non-competition, non-solicitation and confidentiality covenants on the part of Mr. Knutson. The non-solicitation and non-competition provisions continue for one year following termination of employment, except that the non-competition covenant will cease to be applicable in the event of an eligible termination or a termination in anticipation of or within two years after a change in control. In addition, the Employment Agreement entitles Mr. Knutson to receive a tax gross-up bonus to cover, on an after-tax basis, any change in control excise taxes payable by him as a result of any payments made under the terms of the Employment Agreement.

     The Company has also entered into employment agreements with its other executive officers, Messrs. Gioella, Markovitz, McDowell, McKernan and Pauldine. Each agreement is dated as of September 8, 1999 except Mr. McKernan's, which is dated as of June 4, 1999, and Dr. Markovitz's, which is dated July 9, 2001 and became effective upon the completion of the Company's acquisition of Argosy Education Group, Inc. on December 21, 2001. Those agreements are on substantially the same terms as the Employment Agreement but reflect each such officer's individual position and current compensation.

DIRECTORS' COMPENSATION

     The Company provides each non-employee director with the following compensation: (i) a $12,000 annual retainer and reimbursement for out-of-pocket expenses, (ii) a $1,000 fee for each Board meeting attended, (iii) a $500 fee for each committee meeting attended that is not held on the same day as a Board meeting, (iv) pursuant to the Company's 1996 Stock Incentive Plan, as amended (the "Incentive Plan"), a non-discretionary grant of an option to purchase 15,000 shares of Common Stock, such grant to be made on the date that a non-employee director is first elected to the Board, which option vests 50% on the first anniversary and 50% on the second anniversary of such grant, and (v) pursuant to the Incentive Plan, an annual non-discretionary grant of an option to purchase 5,000 shares of Common Stock, such grant to be made on the date of each annual meeting of the Company's shareholders while such director remains a director, which option will vest 50% on the first anniversary and 50% on the second anniversary of that meeting. The exercise price for each such non-employee director stock option will be the fair market value on the date of grant of the shares subject to the option. All such options will have a ten-year term. Directors who are employees of the Company receive no additional compensation for serving on the Board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND PROGRAMS

     The Compensation Committee of the Board (the "Committee") is responsible for, among other things, reviewing and administering the Company's policies governing compensation, employee benefits and incentive plans for its executive officers. During fiscal 2002, the Committee was comprised of four non-employee directors, James J. Burke, Jr., Albert Greenstone, James S. Pasman, Jr., and William M. Campbell, III. The Committee met three times during fiscal 2002.

     The key objectives of the Committee's policies on compensation and benefits are to enhance the Company's ability to attract and retain highly qualified executives, to establish and maintain compensation and benefit programs that are fair and competitive with those of comparable organizations, and to develop and maintain executive compensation programs that link compensation to the short-term and long-term performance of the Company and the interests of its shareholders.

     The primary elements in the Company's compensation program for its executive officers are an annual base salary, an annual cash bonus and long-term incentive grants, which at the present time are in the form of stock options.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as "performance-based" as defined under the Code. The Committee intends to obtain the fullest compensation deduction possible without sacrificing the flexibility needed to recognize and reward desired performance. The Committee believes that all compensation provided to the Company's executive officers in fiscal 2002 is fully deductible.

BASE SALARIES

     The annual base salaries for the Company's executive officers for fiscal 2002 were established by the Committee based, in part, upon information available to it concerning the salaries paid to similar officers at the comparable, publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below. The Committee expects to adjust salaries periodically to take into account competitive market conditions, individual and corporate performance and changes in job responsibilities.

ANNUAL CASH BONUSES

     The Company provides annual incentives to its executive officers and other key employees in the form of cash bonuses. The Company has established an incentive bonus plan for executive officers and other key employees. The plan provides that bonuses are to be paid based on the attainment of corporate and individual goals and objectives established at the beginning of each year. These goals and objectives include earnings and revenue targets, placement rates and average starting salaries for graduates of the Company's schools, as well as the achievement of individual performance objectives.

LONG-TERM INCENTIVES

     The Committee administers the Incentive Plan, which was adopted by the Company to attract and retain key personnel and non-employee directors. Under the Incentive Plan, the Committee is authorized to grant officers and key employees of the Company and its subsidiaries non-statutory stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, performance shares and restricted stock with respect to up to 6,000,000 shares of Common Stock (subject to adjustment in certain events in accordance with the Incentive Plan).

     The Committee's primary objectives when making grants under the Incentive Plan are to allow key employees to participate in the success of the Company through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company. The number of shares of Common Stock that are the basis of an award to any individual is determined by the individual's position in and level of responsibility at the Company, which, to a great extent, reflect that individual's ability to influence the Company's long-term performance. The grants previously made to and then held by an individual may also be taken into account by the Committee when determining the size of the award to that individual in the then-current year.

     Incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant must be exercised not later than five years from the date of grant of the options. All other options granted under the Incentive Plan must be exercised within a period fixed by the Committee, which may not exceed ten years from the date of any such grant. Additionally, in the case of incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. In all other cases, the exercise price must be not less than the fair market value per share on the date of grant as determined pursuant to the methods and procedures established by the Committee. The Committee sets the exercise price for options granted under the Incentive Plan and is authorized to grant stock appreciation rights, which authorize payments of cash and/or stock to holders of such rights in an amount based on the appreciation in the value of the Common Stock from the date of grant to the date of exercise. Limited stock appreciation rights are stock appreciation rights that become exercisable only upon a change in control (as defined in the Incentive Plan) of the Company.

     The Committee also may grant performance shares, the number and value of which are determined by the extent to which the grantee meets performance goals and other terms and conditions set by the Committee. In addition, the Committee is authorized to grant restricted stock, i.e., shares of Common Stock that are subject to restrictions on transferability and other restrictions the Committee may impose, including time-based and performance-based forfeiture restrictions. Such restricted stock is subject to forfeiture upon termination of employment during the restriction period.

     Options and other awards granted under the Incentive Plan are not transferable by the grantee other than by will or the laws of descent and distribution, except that the Committee may grant non-statutory stock options that are transferable to immediate family members or trusts or partnerships for such family members. If a change in control (as defined in the Incentive Plan) occurs, all outstanding options and other awards will become fully exercisable and all restrictions on outstanding options and other awards will lapse. The Incentive Plan also provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Committee will make adjustments in the number, class and/or price of the shares of capital stock subject to awards granted under the Incentive Plan to preserve the proportionate interests of participants in awards and to prevent dilution or enlargement of rights. The number of shares available for future awards will also be adjusted.

     During fiscal 2002, options for a total of 1,519,651 shares of Common Stock were granted to officers and other key employees. All such options have an exercise price at least equal to the fair market value per share of the Common Stock on the date of grant, vest over a period of three years (25% after one year, 50% after two years and 100% after three years) and expire ten years from the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Knutson's compensation has been and will continue to be based upon the Company's overall financial performance and his achievement of individual performance goals. In establishing that compensation, the Committee applied the factors described above, which are applicable to all executive officers of the Company. The Committee also took into account information concerning the overall compensation and bonuses paid to chief executive officers of other publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below.

     The Committee believes that the Company's compensation and benefit programs for its executive officers effectively accomplish the objectives stated above.

COMPENSATION COMMITTEE

James J. Burke, Jr. (Chair)
William M. Campbell, III
Albert Greenstone
James S. Pasman, Jr.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Board of Directors maintains an Audit Committee comprised of three non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be independent directors. In accordance with its written charter (set forth as Appendix A to this Proxy Statement), the Audit Committee has oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with Ernst & Young LLP the material required to be discussed by Statement on Auditing Standards No. 61; and (3) reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board's Standard No. 1, and discussed with Ernst & Young LLP any relationships that may impact their objectivity and independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

James S. Pasman, Jr. (Chair)
James J. Burke, Jr.
Albert Greenstone

AUDIT FEES

     The Company has been billed a total of approximately $305,000 by Ernst & Young LLP, its independent auditors, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and was billed a total of approximately $24,500 by Arthur Andersen LLP, its former independent auditors, for the reviews of interim financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young LLP or Arthur Andersen LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal year ended June 30, 2002.

ALL OTHER FEES

     The Company has been billed a total of approximately $10,000 for all other services rendered by Ernst & Young LLP and approximately $293,000 for all other services rendered by Arthur Andersen LLP during the fiscal year ended June 30, 2002 that are not set forth above, including services rendered in connection with the Company's December 2001 public offering of the Common Stock. The Audit Committee considered the effects that the provision of non-audit services may have on the auditors' independence.

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Common Stock with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index for the period from July 1, 1997 through June 30, 2002. The graph assumes the investment of $100 at the close of trading on June 30, 1997 in the Common Stock, the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes re-investment of all dividends, if any. The peer group consists of the following companies selected on the basis of their similar businesses: Apollo Group, Inc., Career Education Corp., Corinthian Colleges, Inc., DeVry Inc., ITT Educational Services, Inc., and Strayer Education, Inc. The Company believes that, including itself, these companies represent a substantial portion of the market value of publicly traded companies whose primary business is postsecondary education.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG EDUCATION MANAGEMENT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                             AND A PEER GROUP INDEX

                                                        EDUCATION
                                                       MANAGEMENT                                             NASDAQ STOCK
                                                       CORPORATION                 PEER GROUP                 MARKET (U.S.)
                                                       -----------                 ----------                 -------------
6/97                                                     100.00                      100.00                      100.00
6/98                                                     126.44                      144.53                      131.63
6/99                                                     159.62                      127.86                      189.11
6/00                                                     138.95                      133.71                      279.59
6/01                                                     308.08                      276.61                      151.56
6/02                                                     313.31                      331.25                      103.34

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2003

     The latest date by which shareholder proposals must be received by the Company for inclusion in the Company's proxy materials relating to the Annual Meeting of Shareholders to be held in 2003 is September 15, 2003.

                                          By order of the Board of Directors,

                                          /s/ FREDERICK W. STEINBERG
                                          Frederick W. Steinberg
                                          Senior Vice President, General Counsel
                                          and Secretary
                                          October 7, 2002

                                                                      APPENDIX A

                        EDUCATION MANAGEMENT CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                               SEPTEMBER 11, 2002

                                   I. PURPOSE

     The primary purpose of the Audit Committee (the Committee) of the Board of Directors (the Board) of Education Management Corporation (EDMC or the Company) is to provide independent and objective oversight of the accounting functions and internal controls of Education Management Corporation and its subsidiaries to ensure the objectivity of EDMC's financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

                                 II. FUNCTIONS

     The Audit Committee shall perform the following functions:

     1. INDEPENDENT ACCOUNTANTS -- Be responsible for the oversight of EDMC's independent accountants and determine their compensation. The Committee must approve, in advance, any audit or non-audit services provided by the independent accountants. The Committee may delegate the authority to grant this approval to one or more of its members.

     2. PLAN OF AUDIT -- Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants both their audit report(s) and the independent accountants' suggested changes or improvements in EDMC's accounting practices and internal controls.

     3. ACCOUNTING PRINCIPLES AND DISCLOSURE -- Review significant developments in accounting rules and review with management recommended changes in EDMC's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

     4. INTERNAL ACCOUNTING CONTROLS -- Consult with the independent accountants regarding the adequacy of internal accounting controls.

     5. FINANCIAL REPORTING -- Conduct quality of earnings discussions with the independent accountants, as needed. These meetings should include appropriate members of management, usually the Chief Financial Officer, Controller, Internal Auditor, and where necessary, legal counsel. Such discussions will be timed so that the Committee can affect the judgments influencing the quality of the financial reports issued and should include the following:

          - The quality of EDMC's accounting principles as applied in its financial reporting

          - The clarity of EDMC's financial disclosures

          - The degree of aggressiveness or conservatism of EDMC's accounting principles and underlying estimates

          - An open and frank discussion of other significant decisions made by management in preparing the financial disclosures.

     6. ETHICAL ENVIRONMENT -- Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

     7. OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF
INTEREST -- Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with EDMC's policies and procedures with respect to officers' expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review and approve all related-party transactions that are described in Securities and Exchange Commission Regulation S-K, Item 404(a). The Committee shall also review significant questionable or illegal payments.

     8. OVERSIGHT OF INDEPENDENT ACCOUNTANTS -- Evaluate the independent accountants on an annual basis and, where appropriate, replace them. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and EDMC. The Committee shall also engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant. In response to the independent accountant's report, the Committee will take appropriate action to satisfy itself of the independent accountant's independence.

     9. OVERSIGHT OF INTERNAL AUDIT AND INTERNAL CONTROL SYSTEMS -- Review with management and internal audit EDMC's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review both the internal audit plans in significant compliance areas and the scope and frequency of internal audit field visits.

     10. ADEQUACY OF PERSONNEL -- Periodically review the adequacy of EDMC's accounting, financial, and auditing personnel resources.

     11. RISK MANAGEMENT -- Review and evaluate risk management policies in light of EDMC's business strategy, capital strength, and overall risk tolerance. The Committee shall also periodically evaluate EDMC's investment and any derivative risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading (if any), and safeguards to ensure compliance with established procedures.

     12. OFFERINGS OF SECURITIES -- Perform appropriate due diligence on behalf of the Board with respect to any offering of securities by EDMC.

     13. COMPLAINT PROCEDURES -- Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     14. CHARTER AMENDMENTS -- Review this Charter annually, assess its adequacy, and propose appropriate amendments to the Board.

     The Committee's function is one of oversight and review, and it is not expected to audit EDMC, to define audit scopes, to control EDMC's accounting practices, or to define the standards to be used in the preparation of EDMC's financial statements.

                        III. COMPOSITION & INDEPENDENCE

     The Committee shall consist of not less than three independent members, who shall be appointed by the Board. Members of the Committee shall be financially literate, as defined by the Board. At least one member of the Committee shall have accounting-related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with EDMC's independent accountants. In addition, the members of the Committee shall meet the requirements of the rules of the principal market or transaction reporting system on which EDMC's securities are traded or quoted.

     In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairperson. In cases where the Committee Chairperson faces a potential or actual conflict of interest, the Chairperson shall advise the Chairman of the Board. In the event that the Committee Chairperson, or the Chairman of the Board, concurs that a potential or actual conflict exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

                            IV. QUORUM AND MEETINGS

     A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meeting shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary.

                                   V. REPORTS

     The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

     The Committee shall report to the shareholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

                              VI. OTHER AUTHORITY

     The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is also authorized to engage and retain independent counsel and other advisors to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Company shall provide appropriate funding for the Committee to retain such advisors.

     The Committee will perform such other functions as are authorized for this Committee by the Board.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.
                                                                                                             Please mark
                                                                                                             your votes as
                                                                                                             indicated in     [ X ]
                                                                                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH PROPOSALS.

1. The election of three directors, each for a                                                            FOR    AGAINST    ABSTAIN
   term of three years:                                        2. The proposal to ratify the selection    [ ]      [ ]        [ ]
                                                                  of Ernst & Young LLP as independent
   FOR all nominees listed         WITHHOLD AUTHORITY             public accountants for the Company.
      (except as marked         to vote for all nominees
       to the contrary)               listed below

           [  ]                          [  ]                  In their discretion, the proxy holders are
                                                               authorized to vote upon such other business
                                                               as may properly come before the Annual Meeting.
Nominees: 01 Robert B. Knutson
          02 John R. McKernan, Jr.                             By checking the box to the right, I consent to future          [ ]
          03 James S. Pasman, Jr.                              delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications
(INSTRUCTIONS: To withhold authority to vote                   electronically via the Internet at a webpage that will be
for any individual nominee, draw a line through                disclosed to me. I understand that the Company may no longer
such nominee's name.)                                          distribute printed materials to me from any future
                                                               shareholder meeting until such consent is revoked. I
                                                               understand that I may revoke my consent at any time by
                                                               contacting the Company's transfer agent, Mellon Investor
                                                               Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and
                                                               telephone charges as well as any costs I may incur in
                                                               printing documents, will be my responsibility.




Signature                                       Signature                                          Dated:                    , 2002
          -------------------------------------           ----------------------------------------        -------------------

NOTE: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

-----------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                                               VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                              INTERNET AND TELEPHONE VOTING WILL BE AVAILABLE UNTIL 4PM EASTERN TIME
                                                       ON NOVEMBER 13, 2002.

                 YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                     AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


           INTERNET                                      TELEPHONE                                      MAIL
   HTTP://WWW.EPROXY.COM/EDMC                          1-800-435-6710
Use the Internet to vote your proxy.            Use any touch-tone telephone to                  Mark, sign and date
Have your proxy card in hand when               vote your proxy. Have your proxy                   your proxy card
you access the web site. You will be      OR    card in hand when you call. You will    OR              and
prompted to enter your control                  be prompted to enter your control                 return it in the
number, located in the box below,               number, located in the box below,               enclosed postage-paid
to create and submit an electronic              and then follow the directions                        envelope.
ballot.                                         given.



                                   IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                                      YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


                                     PROXY

                        EDUCATION MANAGEMENT CORPORATION
       210 SIXTH AVENUE, 33RD FLOOR, PITTSBURGH, PENNSYLVANIA 15222-2603

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 14, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert T. McDowell and Frederick W. Steinberg and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all shares of Common Stock of Education Management Corporation, a Pennsylvania corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 14, 2002, commencing at 10:00 a.m., local time, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, or any adjournment or postponement thereof, as designated on the reverse side of this proxy card.

                       PLEASE DATE AND SIGN ON REVERSE SIDE

                              FOLD AND DETACH HERE